SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

Date of Report (date of earliest event reported)   December 30, 1996




                            LYNCH CORPORATION

    (Exact name of Registrant as specified in its charter)




          Indiana                      1-106               38-1799862
(State or other jurisdiction of)    (Commission          (IRS Employer
                                    File Number)      Identification No.)


8 Sound Shore Drive, Suite 290, Greenwich, Connecticut    06830
 (Address of principal executive offices)               (Zip Code)





                               (203) 629-3333

     (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

     On December 30, 1996, Registrant's approximately 50% owned subsidiary, The Morgan Group, Inc. (AMEX: MG) ("Morgan") acquired the operating assets of Transit Homes of America, Inc. ("Transit"), a privately held company based in Boise, Idaho. Transit, with more than 400 independent contract drivers, provides transportation services to a number of producers in the manufactured housing industry.

     The purchase price was approximately $4.3 million, including assumed obligations. In addition, $1.1 million of incentive payments can be earned by the seller based upon the profitability of Morgan's manufactured housing business. The purchase was financed with borrowing under Morgan's credit lines and seller notes. For the nine months ended September 30, 1996, and the calendar year ended December 31, 1995, Transit had sales of $27 million and $40 million, respectively. Pretax income for the nine months ended September 30, 1996 amount to $307,000 and the pretax loss for the year ended December 31, 1995 amount to $1.4 million.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   LYNCH CORPORATION



Date: January 14, 1997             By: /s/ Robert E. Dolan

                                       Robert E. Dolan
                                       Chief Financial Officer